Parkway Reports Second Quarter 2015 Results

ORLANDO, Fla., Aug. 3, 2015 /PRNewswire/ -- Parkway Properties, Inc. (NYSE:PKY) today announced results for its second quarter ended June 30, 2015.

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Highlights for Second Quarter 2015 and Subsequent Events

  Reported second quarter FFO of $0.33 per diluted share, which includes $3.8 million, or $0.03 per share, in one-time charges related to the pre-payment of secured debt
  Adjusted 2015 FFO guidance to a range of $1.32 to $1.38
  Second quarter occupancy of 90.4%, with the portfolio 91.6% leased
  Reached an agreement to acquire Two Buckhead Plaza in the Buckhead submarket of Atlanta
  Disposed of six assets for gross sales proceeds of approximately $173.1 million during the second quarter
  Subsequent to quarter end, completed the sale of four assets for gross sales proceeds of approximately $93.4 million and under contract to sell the Comerica Bank Building in Houston for gross sales proceeds of $31.4 million

"Parkway's strong second quarter performance was supported by significant long-term value creation through lease-up of the core portfolio and the continued disposition of non-core assets at favorable economics," stated James R. Heistand, President and Chief Executive Officer of Parkway.

"We delivered superior operating results in the second quarter, highlighted by year-over-year recurring GAAP same-store NOI growth of 6.5% at share, the stabilization of our Hayden Ferry III development in Tempe, and the achievement of 180 basis points of year-to-date occupancy growth. We continued to execute our submarket concentration investment strategy with the pending acquisition of Two Buckhead Plaza in Atlanta, which provides a unique opportunity to unlock value through maximizing operating synergies with our recently acquired One Buckhead Plaza asset. Lastly, since the beginning of the second quarter, we have completed or are under contract to sell approximately $300 million of assets, with proceeds being used to fund the purchase of Two Buckhead and improve our cost of capital through the pre-payment of cumbersome secured debt."

For the second quarter 2015, funds from operations ("FFO") were $37.9 million, or $0.33 per diluted share, for Parkway Properties LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio"). Funds available for distribution ("FAD") were $20.0 million, or $0.17 per diluted share, for the Parkway Portfolio.

A reconciliation of FFO and FAD to net income (loss) is included below. Net income, FFO and FAD for the three and six months ended June 30, 2015 as well as a comparison to the prior-year periods, are as follows:

(Amounts in thousands, except per share data)

	Three Months Ended June 30				Six Months Ended June 30
	2015		2014		2015		2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Income (Loss) – Common Stockholders	$14,132	$0.13	$(9,845)	$(0.10)	$21,407	$0.19	$1,000	$0.01
Funds From Operations	$37,923	$0.33	$34,179	$0.33	$77,595	$0.67	$69,206	$0.67
Funds Available for Distribution	$20,001	$0.17	$24,427	$0.23	$41,946	$0.36	$47,239	$0.46
Wtd. Avg. Diluted Shares/Units	116,666		104,533		116,638		103,619

Operational Results

Occupancy at the end of the second quarter 2015 was 90.4%, compared to 89.3% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the second quarter 2015 was 91.6%, compared to 91.1% at the end of the prior quarter.

Parkway's share of recurring same-store net operating income ("NOI") for the Parkway Portfolio was $51.5 million on a GAAP basis during the second quarter 2015, which was an increase of $3.2 million, or 6.5%, compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI for the Parkway Portfolio was $40.2 million, which was a decrease of $2.6 million, or 6.1%, compared to the same period of the prior year. The year-over-year decline in recurring same-store cash NOI was principally attributable to elevated free rent, primarily associated with 2014 leasing activity in Houston and Charlotte.

The Company's portfolio GAAP NOI margin was 61.7% at Parkway's share during the second quarter 2015, compared to 60.3% during the same period of the prior year.

Leasing Activity

During the second quarter 2015, Parkway signed a total of 687,000 square feet of leases at an average rent per square foot of $28.92 and at an average cost of $5.64 per square foot per year.

New & Expansion Leasing – During the second quarter 2015, Parkway signed 258,000 square feet of new leases at an average rent per square foot of $33.25 and at an average cost of $7.40 per square foot per year. Included in this leasing activity was 180,000 square feet of first generation leasing at Parkway's Hayden Ferry III development in Tempe, Arizona.

Expansion leases during the quarter totaled 52,000 square feet at an average rent per square foot of $24.39 and at an average cost of $5.69 per square foot per year.

Renewal Leasing – Customer retention during the second quarter 2015 was 62.0%. The Company signed 377,000 square feet of renewal leases at an average rent per square foot of $26.59, representing a 1.4% rate increase from the expiring rate. The average cost of renewal leases was $3.75 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters are as follows:

	For the Three Months Ended
	06/30/15	03/31/15	12/31/14	09/30/14	06/30/14
Ending Occupancy	90.4%	89.3%	88.6%	89.1%	89.2%
Customer Retention	62.0%	81.1%	82.6%	85.0%	76.9%
Square Footage of Total Leases Signed (in thousands)	687	642	936	978	811
Average Revenue Per Square Foot of Total Leases Signed	$28.92	$30.39	$32.20	$32.27	$30.08
Average Cost Per Square Foot Per Year of Total Leases Signed	$5.64	$5.76	$5.11	$6.98	$4.35

Acquisition and Disposition Activity

On April 8, 2015, Parkway completed the sale of Two Ravinia Drive, a 390,000 square foot office property located in Atlanta, Georgia, for a gross sale price of $78.0 million. Parkway had a 30% ownership interest in the property, which was owned by Parkway Properties Office Fund II L.P. ("Fund II"). During the second quarter of 2015, Fund II recognized a gain on the sale of Two Ravinia Drive of approximately $29.0 million, of which $8.7 million was Parkway's share.

On May 8, 2015, Parkway completed the sale of 400 North Belt, a 231,000 square foot office building located in Houston, Texas, for a gross sale price of $10.2 million. During the second quarter of 2015, Parkway recognized a loss on the sale of 400 North Belt of approximately $1.2 million.

On May 13, 2015, Parkway completed the sale of Peachtree Dunwoody Pavilion, a 370,000 square foot office complex comprised of four buildings located in Atlanta, Georgia, for a gross sale price of $53.9 million. During the second quarter of 2015, Parkway recognized a gain on the sale of Peachtree Dunwoody of approximately $14.4 million.

On May 23, 2015, Parkway reached an agreement to acquire Two Buckhead Plaza, a 209,000 square foot Class A office building located in the Buckhead submarket of Atlanta, Georgia, for a gross purchase price of $80 million. The seven-story office building, which includes approximately 50,000 square feet of ground floor retail, was 97.1% leased as of July 1, 2015. Parkway will own 100% of the asset and plans to assume the first mortgage secured by the property, which has a current outstanding balance of approximately $52.0 million with a current interest rate of 6.43% and a maturity date of October 30, 2017. Closing is expected to occur in the third quarter of 2015, subject to customary closing conditions including the successful assumption of the existing first mortgage.

On June 5, 2015, Parkway completed the sale of Hillsboro Center I-IV and Hillsboro Center V, a 216,000 square foot office complex comprised of five office buildings located in Ft. Lauderdale, Florida, for a gross sale price of $22.0 million. During the second quarter of 2015, Parkway recognized a gain on the sale of Hillsboro Center I-IV and Hillsboro Center V of approximately $2.5 million.

On June 12, 2015, Parkway completed the sale of Riverplace South, a 113,000 square foot office building located in Jacksonville, Florida, for a gross sale price of $9.0 million. During the second quarter of 2015, Parkway recognized a gain on the sale of Riverplace South of approximately $429,000.

Subsequent Events

On July 7, 2015, Parkway completed the sale of Westshore Corporate Center, Cypress Center I – III and Cypress Center IV, an approximately 6.0 acre contiguous land parcel, all located in Tampa, Florida, for an aggregate gross sale price $66.0 million. The two office assets are comprised of four office buildings totaling 459,000 square feet. Parkway expects to recognize a gain on the sale of Westshore Corporate Center, Cypress Center I – III and Cypress Center IV of approximately $19.2 million in the third quarter of 2015.

On July 9, 2015, Parkway reached an agreement to sell the Comerica Bank Building, a 194,000 square foot office building located in Houston, Texas, for a gross sale price of $31.4 million. Parkway expects closing of the sale of the Comerica Bank Building to occur in the third quarter of 2015, subject to customary closing conditions.

On July 17, 2015, Parkway completed the sale of 245 Riverside, a 137,000 square foot office building located in Jacksonville, Florida, for a gross sale price of $25.1 million. Parkway had a 30% ownership interest in the property, which was owned by Fund II. During the third quarter 2015, Parkway expects Fund II to recognize a gain on the sale of 245 Riverside of approximately $6.5 million, of which $2.0 million would be Parkway's share.

On July 31, 2015, Parkway completed the sale of 550 Greens Parkway, a 72,000 square foot office building located in Houston, Texas, for a gross sale price of $2.3 million. During the third quarter 2015, Parkway expects to recognize a gain on the sale of 550 Greens Parkway of approximately $64,000. During the second quarter 2015, Parkway recognized an impairment loss of $4.4 million in connection with the valuation of 550 Greens Parkway, based on the Company's estimated fair value of the asset.

Capital Structure

On April 3, 2015, Parkway paid in full the $68.0 million TIAA debt facility secured by Hillsboro Center I-IV, Hillsboro Center V, Peachtree Dunwoody Pavilion, One Commerce Green and the Comerica Bank Building, which had a 6.2% interest rate. Parkway incurred a $3.0 million prepayment fee associated with the payoff.

On April 6, 2015, Parkway paid in full the $31.9 million outstanding loan secured by 3350 Peachtree, which had an interest rate of 7.3%. Parkway incurred a $319,000 prepayment fee associated with the payoff.

On April 8, 2015, Fund II paid in full the remaining outstanding loan secured by Two Ravinia Drive, totaling $22.1 million, and incurred a prepayment fee and swap early termination fee of $1.8 million, $525,000 of which was Parkway's share.

On June 26, 2015, Parkway closed a $200 million unsecured term loan. The term loan has a maturity date of June 26, 2020, and has an accordion feature that allows for an increase in the size of the term loan to as much as $400 million. Interest on the term loan is based on LIBOR plus an applicable margin, initially 1.35%. The term loan has substantially the same operating and financial covenants as required by the Company's unsecured revolving credit facility.

At June 30, 2015, the Company had $50.0 million outstanding under its unsecured revolving credit facility, $550.0 million outstanding under its unsecured term loans and held $73.4 million in cash and cash equivalents, of which $47.1 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $1.0 billion at June 30, 2015.

At June 30, 2015, the Company's net debt to EBITDA multiple was 6.7x, using the quarter's annualized EBITDA after adjusting for the impact of investment activity completed during the period, as compared to 7.1x at March 31, 2015, and 6.6x at June 30, 2014.

Common Dividend

The Company's previously announced second quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on June 24, 2015 to stockholders of record as of June 10, 2015.

2015 Revised Outlook

After considering the Company's year-to-date performance and expected results for the remainder of the year, as well as recently announced disposition activity, Parkway is adjusting its 2015 FFO outlook to a range of $1.32 to $1.38 per diluted share for the Parkway Portfolio and adjusting its earnings per diluted share ("EPS") outlook to a range of $0.44 to $0.50 for the Parkway Portfolio. The adjustment to 2015 FFO outlook was precipitated principally by Parkway's accelerated disposition activity, which negatively impacted assumptions regarding full-year recurring cash NOI, partially offset by positive adjustments resulting from year-to-date leasing activity and the pending acquisition of Two Buckhead Plaza.

The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2015	Range
Fully diluted EPS	$0.44 - $0.50
Parkway's share of depreciation and amortization	$1.46 - $1.46
Impairment loss on depreciable real estate	$0.05 - $0.05
Gain on sale of real estate	($0.63 - $0.63)
Reported FFO per diluted share	$1.32 - $1.38

The 2015 outlook is based on the core operating, financial and investment assumptions described below. These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience. All dollar amounts presented for the 2015 outlook are at Parkway's share and dollars and shares are in thousands.

2015 Core Operating Assumptions	Revised 2015 Outlook	Previous 2015 Outlook
Recurring cash NOI	$195,000 - $ 201,000	$198,000 - $ 205,000
Straight-line rent and amortization of above market rent	$ 53,000 - $ 55,000	$ 50,000 - $ 52,000
Lease termination fee income	$ 1,000 - $ 1,000	$ 1,000 - $ 1,000
Management fee after-tax net income	$ 4,000 - $ 5,000	$ 4,000 - $ 5,000
General and administrative expense	$ 33,000 - $ 34,000	$ 31,500 - $ 32,500
Share based compensation expense included in G&A above	$ 6,500 - $ 7,000	$ 6,500 - $ 7,000
Acquisition costs included in G&A above	$ 1,800 - $ 1,800	$ 471 - $ 471
Mortgage and credit facilities interest expense	$ 66,000 - $ 67,000	$ 66,000 - $ 67,000
Debt and swap termination fees included in interest expense above	$ 4,000 - $ 4,000	$ 4,000 - $ 4,000
Non-cash loan cost amortization included in interest expense above	$ 2,000 - $ 2,500	$ 2,000 - $ 2,500
Amortization of mortgage interest premium included in interest expense above	$ 12,000 - $ 13,000	$ 11,000 - $ 12,000
Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$ 50,000 - $ 55,000	$ 64,000 - $ 68,000
Recurring same-store GAAP NOI	3.5% - 4.5%	2.5% - 3.5%
Portfolio ending occupancy	90.0% - 91.0%	90.0% - 91.0%
Weighted average annual diluted common shares/units	116,600 – 116,600	116,600 – 116,600

Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs other than those currently under contract, possible future capital markets activity, the impact of fluctuations in the Company's stock price on share-based compensation, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It has been and will continue to be the Company's policy not to issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts the Company's reported FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

The Company will conduct its second quarter earnings conference call on Tuesday, August 4, 2015 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through August 18, 2015, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13613687.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 44 office properties located in seven states with an aggregate of approximately 16.2 million square feet of leasable space at July 1, 2015. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 4.2 million square feet for third-party owners at July 1, 2015.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted EPS, share of depreciation and amortization, gain on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD and NOI, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD and NOI should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented. FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance. Recurring FFO measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis. FAD measures 100% of the operating performance of Parkway Properties LP's real estate properties in which Parkway Properties, Inc. owns an interest.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Contact:
Parkway Properties, Inc.
Ted McHugh
Director of Investor Relations
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$3,316,873	$3,333,900
Accumulated depreciation	(316,512)	(309,629)
	3,000,361	3,024,271

Condominium units	669	9,318
Mortgage loan receivable	3,374	3,417
Investment in unconsolidated joint ventures	53,721	55,550
	3,058,125	3,092,556

Receivables and other assets:
Rents and fees receivable, net	2,293	4,032
Straight line rents receivable	72,443	63,236
Other receivables	6,930	20,395
Unamortized lease costs	135,391	129,781
Unamortized loan costs	11,300	10,185
Escrows and other deposits	29,127	28,263
Prepaid assets	11,065	18,426
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	434	1,131
Deferred tax asset - non-current	5,489	5,040
Other assets	929	978
Land available for sale	250	250
Intangible assets, net	163,986	185,488
Assets held for sale	51,327	24,079
Management contracts,net	756	1,133
Cash and cash equivalents	73,390	116,241
Total assets	$3,626,735	$3,704,714

Liabilities
Notes payable to banks	$600,000	$481,500
Mortgage notes payable	1,201,806	1,339,450
Accounts payable and other liabilities:
Corporate payables	7,602	11,854
Deferred tax liability - non-current	518	470
Accrued payroll	2,682	3,210
Fair value of interest rate swaps	9,927	11,077
Interest payable	5,675	6,158
Property payables:
Accrued expenses and accounts payable	36,760	43,359
Accrued property taxes	29,703	25,652
Prepaid rents	15,302	16,311
Deferred revenue	20	105
Security deposits	7,417	7,964
Unamortized below market leases	70,868	76,253
Liabilities related to assets held for sale	2,214	2,035
Total liabilities	1,990,494	2,025,398

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares authorized and 111,558,076 and 111,127,386 shares issued and
outstanding in 2015 and 2014, respectively	112	111
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,852,167	1,842,581
Accumulated other comprehensive loss	(6,635)	(6,166)
Accumulated deficit	(464,019)	(443,757)
Total Parkway Properties, Inc. stockholders' equity	1,381,629	1,392,773
Noncontrolling interests	254,612	286,543
Total equity	1,636,241	1,679,316
Total liabilities and equity	$3,626,735	$3,704,714

PARKWAY PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenues
Income from office and parking properties	$114,252	$102,208	$231,167	$197,504
Management company income	2,821	5,446	5,586	11,429
Sale of condominium units	9,832	2,805	9,836	5,639
Total revenues	126,905	110,459	246,589	214,572

Expenses
Property operating expense	43,580	40,487	88,574	77,641
Management company expenses	2,571	7,356	5,291	12,006
Cost of sales - condominium units	9,889	2,319	10,091	4,338
Depreciation and amortization	47,056	44,981	96,192	85,261
Impairment loss on real estate	4,400	—	5,400	—
General and administrative	7,747	7,757	16,631	17,169
Acquisition costs	196	489	667	1,134
Total expenses	115,439	103,389	222,846	197,549

Operating income	11,466	7,070	23,743	17,023

Other income and expenses
Interest and other income	312	463	482	832
Equity in earnings (loss) of unconsolidated joint ventures	422	(557)	584	(1,035)
Net gains on sale of real estate	45,246	—	59,562	6,289
Loss on extinguishment of debt	(4,919)	—	(4,840)	—
Interest expense	(17,676)	(17,132)	(36,874)	(32,377)

Income (loss) before income taxes	34,851	(10,156)	42,657	(9,268)

Income tax expense	(326)	(257)	(518)	(599)

Income (loss) from continuing operations	34,525	(10,413)	42,139	(9,867)
Discontinued operations:
Loss from discontinued operations	—	(50)	—	(93)
Net gains on sale of real estate from discontinued operations	—	—	—	10,463
Total discontinued operations	—	(50)	—	10,370

Net income (loss)	34,525	(10,463)	42,139	503
Net (income) loss attributable to noncontrolling interests - unit holders	(607)	571	(955)	7
Net (income) loss attributable to noncontrolling interests - real estate partnerships	(19,786)	47	(19,777)	490
Net income (loss) for Parkway Properties, Inc. and attributable to common stockholders	$14,132	$(9,845)	$21,407	$1,000

Net income (loss) per common share attributable to Parkway Properties, Inc.
Basic:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$0.13	$(0.10)	$0.19	$(0.09)
Discontinued operations	—	—	—	0.10
Basic net income (loss) attributable to Parkway Properties, Inc.	$0.13	$(0.10)	$0.19	$0.01
Diluted:
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$0.13	$(0.10)	$0.19	$(0.09)
Discontinued operations	—	—	—	0.10
Diluted net income (loss) attributable to Parkway Properties, Inc.	$0.13	$(0.10)	$0.19	$0.01

Weighted average shares outstanding
Basic	111,543	99,092	111,381	98,219
Diluted	116,666	99,092	116,638	103,619

Amounts attributable to Parkway Properties, Inc. common stockholders
Income (loss) from continuing operations attributable to Parkway Properties, Inc.	$14,132	$(9,798)	$21,407	$(8,854)
Discontinued operations	—	(47)	—	9,854
Net income (loss) attributable to common stockholders	$14,132	$(9,845)	$21,407	$1,000

PARKWAY PROPERTIES, INC. RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME (LOSS) AT PARKWAY'S SHARE (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Net income (loss) for Parkway Properties, Inc.	$14,132	$(9,845)	$21,407	$1,000

Adjustments to net income (loss) for Parkway Properties, Inc.:
Depreciation and amortization	43,706	44,595	89,071	84,965
Noncontrolling interest - unit holders	607	(571)	955	(7)
Impairment loss on depreciable real estate	4,400	—	5,400	—
Net gains on sale of real estate	(24,922)	—	(39,238)	(6,289)
Net gains on sale of real estate - discontinued operations	—	—	—	(10,463)
Funds from operations attributable to the operating partnership	$37,923	$34,179	$77,595	$69,206

Adjustments to derive recurring funds from operations:
Non-recurring lease termination fee income	(70)	(254)	(1,029)	(313)
Loss on extinguishment of debt	3,831	339	3,752	339
Acquisition costs	196	489	667	1,134
Non-cash adjustment for interest rate swap	(43)	121	205	121
Realignment expenses	—	1,870	—	4,044
Recurring funds from operations attributable to the operating partnership	$41,837	$36,744	$81,190	$74,531

Funds available for distribution
Funds from operations	$37,923	$34,179	$77,595	$69,206
Add (deduct):
Straight-line rents	(8,502)	(4,144)	(16,798)	(9,285)
Amortization of below market leases, net	(4,823)	(3,086)	(9,438)	(5,996)
Amortization of share-based compensation	1,726	2,247	3,462	4,735
Acquisition costs	196	489	667	1,134
Amortization of loan costs	824	1,108	1,495	1,517
Non-cash adjustment for interest rate swap	(43)	121	205	121
Loss on extinguishment of debt	3,831	339	3,752	339
Amortization of mortgage interest premium (1)	(2,943)	(1,930)	(5,949)	(2,763)
Recurring capital expenditures: (2)
Building improvements	(1,245)	(2,115)	(2,068)	(4,239)
Tenant improvements - new leases	(1,349)	(255)	(1,493)	(1,388)
Tenant improvements - renewal leases	(3,256)	(971)	(4,164)	(2,040)
Leasing costs - new leases	(1,036)	(480)	(2,928)	(1,719)
Leasing costs - renewal leases	(1,302)	(1,075)	(2,392)	(2,383)
Total recurring capital expenditures	(8,188)	(4,896)	(13,045)	(11,769)
Funds available for distribution attributable to the operating partnership	$20,001	$24,427	$41,946	$47,239

Diluted per common share/unit information (**)
FFO per share	$0.33	$0.33	$0.67	$0.67
Recurring FFO per share	$0.36	$0.35	$0.70	$0.72
FAD per share	$0.17	$0.23	$0.36	$0.46
Dividends paid	$0.1875	$0.1875	$0.375	$0.375
Dividend payout ratio for FFO	56.8%	56.8%	56.0%	56.0%
Dividend payout ratio for recurring FFO	52.1%	53.6%	53.6%	52.1%
Dividend payout ratio for FAD	110.3%	81.5%	104.2%	81.5%

Other supplemental information
Recurring capital expenditures	$8,188	$4,896	$13,045	$11,769
Upgrades on acquisitions	14,568	14,262	25,733	18,417
Total real estate improvements and leasing costs (2)	$22,756	$19,158	$38,778	$30,186

**Information for diluted computations:
Basic common shares/units outstanding	116,376	104,292	116,353	103,419
Dilutive effect of other share equivalents	290	241	285	200
Diluted weighted average shares/units outstanding	116,666	104,533	116,638	103,619

(1)	Amortization of mortgage interest premium was immaterial for the three months ended March 31, 2014; however, it is included in the six months ended June 30, 2014.
(2)	Development costs related to Hayden Ferry III are not included in these amounts. See Schedule of Development Activity on page 27.

PARKWAY PROPERTIES, INC. EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION (In thousands, except per share, percentage and multiple data)

	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014

Net income (loss) for Parkway Properties, Inc.	$14,132	$7,275	$42,428	$(485)	$(9,845)

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	14,700	15,795	15,910	16,407	16,531
Amortization of loan costs	824	671	681	613	1,108
Non-cash adjustment for interest rate swap	(43)	248	(56)	(84)	121
(Gain) loss on extinguishment of debt	3,831	(79)	2,066	—	339
Noncontrolling interest - unit holders	607	348	2,147	—	—
Acquisition costs	196	471	1,200	1,129	489
Depreciation and amortization	43,706	45,365	48,516	46,431	44,595
Amortization of share-based compensation	1,726	1,736	1,400	2,103	2,247
Net gains on sale of real estate	(24,922)	(14,316)	(69,197)	(6,664)	—
Impairment loss on real estate	4,400	1,000	11,700	—	—
Impairment loss on management contracts, net of tax	—	—	2,905	—	—
Income tax expense	326	192	1,221	164	257
EBITDA	$59,483	$58,706	$60,921	$59,614	$55,842

Interest coverage ratio	4.0	3.7	3.8	3.6	3.4

Fixed charge coverage ratio	3.5	3.1	3.2	3.2	2.9

Capitalization information
Mortgage notes payable at Parkway's share	$1,007,589	$1,109,338	$1,124,860	$1,157,129	$1,159,252
Notes payable to banks	600,000	593,000	481,500	350,000	377,000
Parkway's share of total debt	1,607,589	1,702,338	1,606,360	1,507,129	1,536,252
Less: Parkway's share of cash	(47,142)	(37,323)	(82,353)	(104,661)	(57,444)
Parkway's share of net debt	1,560,447	1,665,015	1,524,007	1,402,468	1,478,808

Shares of common stock and operating units outstanding	116,391	116,372	116,327	114,777	104,469
Stock price per share at period end	$17.44	$17.35	$18.39	$18.78	$20.65
Market value of common equity	$2,029,859	$2,019,054	$2,139,254	$2,155,512	$2,157,285
Total market capitalization (including net debt)	$3,590,306	$3,684,069	$3,663,261	$3,557,980	$3,636,093
Net debt as a percentage of market capitalization	43.5%	45.2%	41.6%	39.4%	40.7%

EBITDA - annualized	$237,932	$234,824	$243,684	$238,456	$223,368
Adjustment to annualized investment activities (1)	(4,011)	606	8,194	1,015	787
EBITDA - adjusted annualized	$233,921	$235,430	$251,878	$239,471	$224,155
Net debt to EBITDA multiple	6.7	7.1	6.1	5.9	6.6

(1)	Adjustment to annualized EBITDA represents the implied annualized impact of any acquisition or disposition activity for the period.

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME (In thousands, except number of properties data)

Three Months Ended June 30, 2015 and 2014
				Net Operating Income		Average Occupancy
	Square Feet	Number of Properties	Percentage of Portfolio (1)	2015	2014	2015	2014

Same-store properties:
Wholly owned	10,280	25	67.0%	$47,319	$44,502	91.7%	90.5%
Fund II	2,087	6	15.3%	10,820	10,640	96.9%	97.1%
Total same-store properties	12,367	31	82.3%	$58,139	$55,142	92.6%	91.7%

Net operating income from consolidated office and parking properties (2)	15,607	42	100.0%	$70,672	$67,343

(1) Percentage of portfolio based on net operating income for the three months ended June 30, 2015.

(2) Same-store net operating income for the three months ended June 30, 2014 includes the effect of amounts from our One Congress Plaza and San Jacinto Center properties in Austin, Texas as these properties are included as same-store properties for comparative purposes. Previously, the activity from these properties was included in equity in earnings.

The following table is a reconciliation of net income (loss) to Same-Store net operating income (SSNOI) and Recurring SSNOI:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net income (loss) for Parkway Properties, Inc.	$ 14,132	$ (9,845)	$ 21,407	$ 1,000
Add (deduct):
Interest expense	17,676	17,132	36,874	32,377
Loss on extinguishment of debt	4,919	-	4,840	-
Depreciation and amortization	47,056	44,981	96,192	85,261
Management company expenses	2,571	7,356	5,291	12,006
Income tax expense	326	257	518	599
General and administrative	7,747	7,757	16,631	17,169
Acquisition costs	196	489	667	1,134
Equity in (earnings) loss of unconsolidated joint ventures	(422)	557	(584)	1,035
Sale of condominium units	(9,832)	(2,805)	(9,836)	(5,639)
Cost of sales - condominium units	9,889	2,319	10,091	4,338
Net income (loss) attributable to noncontrolling interests	20,393	(618)	20,732	(497)
Loss from discontinued operations	-	50	-	93
Net gains on sale of real estate	(45,246)	-	(59,562)	(16,752)
Impairment loss on real estate	4,400	-	5,400	-
Management company income	(2,821)	(5,446)	(5,586)	(11,429)
Interest and other income	(312)	(463)	(482)	(832)
Net operating income from consolidated office and parking properties	70,672	61,721	142,593	119,863
Less: Net operating income from non same-store properties	(12,533)	(12,201)	(26,926)	(21,734)
Add: One Congress Plaza and San Jacinto Center (3)	-	5,622	-	10,798
Same-store net operating income (SSNOI)	58,139	55,142	115,667	108,927
Less: non-recurring lease termination fee income	-	(206)	(956)	(238)
Recurring SSNOI	$ 58,139	$ 54,936	$ 114,711	$ 108,689

Parkway's share of SSNOI	$ 51,464	$ 48,522	$ 102,459	$ 96,072

Parkway's share of recurring SSNOI	$ 51,464	$ 48,301	$ 101,503	$ 95,793

(3) Same-store net operating income and recurring same-store net operating income for the three and six months ended June 30, 2014 includes the effect of amounts from our One Congress Plaza and San Jacinto Center properties in Austin, Texas as these properties are included as same-store properties for comparative purposes. Previously, the activity from these properties was included in equity in earnings.

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME (Continued) THREE MONTHS ENDED JUNE 30, 2015 AND 2014 (In thousands)

	Consolidated				Parkway's Share
	2015	2014	Dollar Change	Percentage Change	2015	2014	Dollar Change	Percentage Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$74,892	$71,846	$3,046	4.2%	$74,892	$71,846	$3,046	4.2%
Fund II	16,368	16,207	161	1.0%	4,306	4,260	46	1.1%
Unconsolidated joint ventures	—	—	—	—%	1,669	1,617	52	3.2%
Total same-store GAAP revenue	91,260	88,053	3,207	3.6%	80,867	77,723	3,144	4.0%
Expenses
Wholly-owned properties	27,573	27,344	229	0.8%	27,573	27,344	229	0.8%
Fund II	5,548	5,567	(19)	(0.3)%	1,438	1,439	(1)	(0.1)%
Unconsolidated joint ventures	—	—	—	—%	392	418	(26)	(6.2)%
Total same-store GAAP expenses	33,121	32,911	210	0.6%	29,403	29,201	202	0.7%
NOI - GAAP	$58,139	$55,142	$2,997	5.4%	$51,464	$48,522	$2,942	6.1%
Net margin - GAAP	63.7%	62.6%	1.1%		63.6%	62.4%	1.2%

Acquisitions & Development Properties
Revenues
Wholly-owned properties	$17,329	$9,625	$7,704		$17,329	$9,625	$7,704
Fund II	—	—	—		—	—	—
Unconsolidated joint ventures	—	—	—		—	—	—
Total acquisitions GAAP revenue	17,329	9,625	7,704		17,329	9,625	7,704
Expenses
Wholly-owned properties	7,546	4,015	3,531		7,546	4,015	3,531
Fund II	49	(7)	56		34	10	24
Unconsolidated joint ventures	—	—	—		—	—	—
Total acquisitions GAAP expenses	7,595	4,008	3,587		7,580	4,025	3,555
NOI	$9,734	$5,617	$4,117		$9,749	$5,600	$4,149
Net margin	56.2%	58.4%	(2.2)%		56.3%	58.2%	(1.9)%

Office assets sold or held for sale
Revenues
Wholly-owned properties	$5,426	$11,722	$(6,296)		$5,426	$11,722	$(6,296)
Fund II	237	1,802	(1,565)		71	540	(469)
Unconsolidated joint ventures	—	—	—		—	6,004	(6,004)
Total sold properties GAAP revenue	5,663	13,524	(7,861)		5,497	18,266	(12,769)
Expenses
Wholly-owned properties	2,674	6,081	(3,407)		2,674	6,081	(3,407)
Fund II	190	859	(669)		57	265	(208)
Unconsolidated joint ventures	—	—	—		—	2,406	(2,406)
Total sold properties GAAP expenses	2,864	6,940	(4,076)		2,731	8,752	(6,021)
NOI	$2,799	$6,584	$(3,785)		$2,766	$9,514	$(6,748)

Total portfolio
Revenues
Wholly-owned properties	$97,647	$93,193	$4,454		$97,647	$93,193	$4,454
Fund II	16,605	18,009	(1,404)		4,377	4,800	(423)
Unconsolidated joint ventures	—	—	—		1,669	7,621	(5,952)
Total revenues	$114,252	$111,202	$3,050		$103,693	$105,614	$(1,921)

Expenses
Wholly-owned properties	37,793	37,440	353		37,793	37,440	353
Fund II	5,787	6,419	(632)		1,529	1,714	(185)
Unconsolidated joint ventures	—	—	—		392	2,824	(2,432)
Total expenses	$43,580	$43,859	$(279)		$39,714	$41,978	$(2,264)

NOI	$70,672	$67,343	$3,329		$63,979	$63,636	$343
Net margin	61.9%	60.6%			61.7%	60.3%

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME (Continued) THREE MONTHS ENDED JUNE 30, 2015 AND 2014 (In thousands)

	Consolidated				Parkway's Share
	2015	2014	Dollar Change	Percentage Change	2015	2014	Dollar Change	Percentage Change

Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$91,260	$88,053	$3,207	3.6%	$80,867	$77,723	$3,144	4.0%
Non-recurring lease termination fee income	—	(206)	206	*N/M	—	(221)	221	*N/M
Recurring same-store revenue	91,260	87,847	3,413	3.9%	80,867	77,502	3,365	4.3%
Total same-store expenses	33,121	32,911	210	0.6%	29,403	29,201	202	0.7%
Recurring NOI - GAAP	$58,139	$54,936	$3,203	5.8%	$51,464	$48,301	$3,163	6.5%
Recurring net margin - GAAP	63.7%	62.5%	1.2%		63.6%	62.3%	1.3%

Same-store assets cash NOI:
Total same-store GAAP revenue	$91,260	$88,053	$3,207	3.6%	$80,867	$77,723	$3,144	4.0%
Amortization of below market leases, net	(4,424)	(2,191)	(2,233)	101.9%	(4,613)	(2,415)	(2,198)	91.0%
Straight-line rents	(6,379)	(3,428)	(2,951)	86.1%	(6,672)	(3,117)	(3,555)	114.1%
Total same-store cash revenue	80,457	82,434	(1,977)	(2.4)%	69,582	72,191	(2,609)	(3.6)%
Total same-store expenses	33,121	32,911	210	0.6%	29,403	29,201	202	0.7%
NOI - cash	$47,336	$49,523	$(2,187)	(4.4)%	$40,179	$42,990	$(2,811)	(6.5)%
Net margin - cash	58.8%	60.1%	(1.3)%		57.7%	59.6%	(1.9)%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$80,457	$82,434	$(1,977)	(2.4)%	$69,582	$72,191	$(2,609)	(3.6)%
Non-recurring lease termination fee income	—	(206)	206	*N/M	—	(221)	221	*N/M
Recurring same-store cash revenue	80,457	82,228	(1,771)	(2.2)%	69,582	71,970	(2,388)	(3.3)%
Total same-store expenses	33,121	32,911	210	0.6%	29,403	29,201	202	0.7%
Recurring NOI - cash	$47,336	$49,317	$(1,981)	(4.0)%	$40,179	$42,769	$(2,590)	(6.1)%
Recurring net margin - cash	58.8%	60.0%	(1.2)%		57.7%	59.4%	(1.7)%

*N/M - Not Meaningful

PARKWAY PROPERTIES, INC.
SAME-STORE NET OPERATING INCOME (Continued)
SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(In thousands)

	Consolidated				Parkway's Share
			Dollar	Percentage			Dollar	Percentage
	2015	2014	Change	Change	2015	2014	Change	Change
Same-store assets GAAP NOI:
Revenues
Wholly-owned properties	$ 148,771	$ 141,332	$ 7,439	5.3%	$ 148,771	$ 141,332	$ 7,439	5.3%
Fund II	32,822	32,178	644	2.0%	8,621	8,436	185	2.2%
Unconsolidated joint ventures	-	-	-	-	3,254	3,200	54	1.7%
Total same-store GAAP revenue	181,593	173,510	8,083	4.7%	160,646	152,968	7,678	5.0%
Expenses
Wholly-owned properties	54,433	53,247	1,186	2.2%	54,433	53,247	1,186	2.2%
Fund II	11,493	11,336	157	1.4%	2,939	2,887	52	1.8%
Unconsolidated joint ventures	-	-	-	-	815	762	53	7.0%
Total same-store GAAP expenses	65,926	64,583	1,343	2.1%	58,187	56,896	1,291	2.3%
NOI - GAAP	$ 115,667	$ 108,927	$ 6,740	6.2%	$ 102,459	$ 96,072	$ 6,387	6.6%
Net margin - GAAP	63.7%	62.8%	0.9%		63.8%	62.8%	1.0%

Acquisitions & Development Properties
Revenues
Wholly-owned properties	$ 34,472	$ 14,813	$ 19,659		$ 34,472	$ 14,813	$ 19,659
Fund II	-	-	-		-	-	-
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP revenue	34,472	14,813	19,659		34,472	14,813	19,659
Expenses
Wholly-owned properties	14,860	6,094	8,766		14,860	6,094	8,766
Fund II	74	46	28		52	26	26
Unconsolidated joint ventures	-	-	-		-	-	-
Total acquisitions GAAP expenses	14,934	6,140	8,794		14,912	6,120	8,792
NOI	$ 19,538	$ 8,673	$ 10,865		$ 19,560	$ 8,693	$ 10,867
Net margin	56.7%	58.5%	(1.8)%		56.7%	58.7%	(2.0)%

Office assets sold or held for sale
Revenues
Wholly-owned properties	$ 12,922	$ 23,112	$ (10,190)		$ 12,922	$ 23,112	$ (10,190)
Fund II	2,180	3,690	(1,510)		654	1,107	(453)
Unconsolidated joint ventures	-	-	-		-	12,064	(12,064)
Total sold properties GAAP revenue	15,102	26,802	(11,700)		13,576	36,283	(22,707)
Expenses
Wholly-owned properties	6,609	11,874	(5,265)		6,609	11,874	(5,265)
Fund II	1,105	1,867	(762)		332	576	(244)
Unconsolidated joint ventures	-	-	-		-	4,809	(4,809)
Total sold properties GAAP expenses	7,714	13,741	(6,027)		6,941	17,259	(10,318)
NOI	$ 7,388	$ 13,061	$ (5,673)		$ 6,635	$ 19,024	$ (12,389)

Total portfolio
Revenues
Wholly-owned properties	$ 196,165	$ 179,257	$ 16,908		$ 196,165	$ 179,257	$ 16,908
Fund II	35,002	35,868	(866)		9,275	9,543	(268)
Unconsolidated joint ventures	-	-	-		3,254	15,264	(12,010)
Total revenues	$ 231,167	$ 215,125	$ 16,042		$ 208,694	$ 204,064	$ 4,630

Expenses
Wholly-owned properties	75,902	71,215	4,687		75,902	71,215	4,687
Fund II	12,672	13,249	(577)		3,323	3,489	(166)
Unconsolidated joint ventures	-	-	-		815	5,571	(4,756)
Total expenses	$ 88,574	$ 84,464	$ 4,110		$ 80,040	$ 80,275	$ (235)

NOI	$ 142,593	$ 130,661	$ 11,932		$ 128,654	$ 123,789	$ 4,865
Net margin	61.7%	60.7%			61.6%	60.7%

PARKWAY PROPERTIES, INC. SAME-STORE NET OPERATING INCOME(Continued) SIX MONTHS ENDED JUNE 30, 2015 AND 2014 (In thousands)

	Consolidated				Parkway's Share
	2015	2014	Dollar Change	Percentage Change	2015	2014	Dollar Change	Percentage Change
Same-store assets recurring GAAP NOI:
Total same-store GAAP revenue	$ 181,593	$ 173,510	$ 8,083	4.7%	$ 160,646	$ 152,968	$ 7,678	5.0%
Non-recurring lease termination fee income	(956)	(238)	(718)	*N/M	(956)	(279)	(677)	*N/M
Recurring same-store revenue	180,637	173,272	7,365	4.3%	159,690	152,689	7,001	4.6%
Total same-store expenses	65,926	64,583	1,343	2.1%	58,187	56,896	1,291	2.3%
Recurring NOI - GAAP	$ 114,711	$ 108,689	$ 6,022	5.5%	$ 101,503	$ 95,793	$ 5,710	6.0%
Recurring net margin - GAAP	63.5%	62.7%	0.8%		63.6%	62.7%	0.9%

Same-store assets cash NOI:
Total same-store GAAP revenue	$ 181,593	$ 173,510	$ 8,083	4.7%	$ 160,646	$ 152,968	$ 7,678	5.0%
Amortization of below market leases, net	(8,850)	(3,880)	(4,970)	128.1%	(9,338)	(4,440)	(4,898)	110.3%
Straight-line rents	(11,702)	(8,489)	(3,213)	37.8%	(12,320)	(7,861)	(4,459)	56.7%
Total same-store cash revenue	161,041	161,141	(100)	(0.1)%	138,988	140,667	(1,679)	(1.2)%
Total same-store expenses	65,926	64,583	1,343	2.1%	58,187	56,896	1,291	2.3%
NOI - cash	$ 95,115	$ 96,558	$ (1,443)	(1.5)%	$ 80,801	$ 83,771	$ (2,970)	(3.5)%
Net margin - cash	59.1%	59.9%	(0.8)%		58.1%	59.6%	(1.5)%

Same-store assets recurring cash NOI:
Total same-store cash revenue	$ 161,041	$ 161,141	$ (100)	(0.1)%	$ 138,988	$ 140,667	$ (1,679)	(1.2)%
Non-recurring lease termination fee income	(956)	(238)	(718)	*N/M	(956)	(279)	(677)	*N/M
Recurring same-store cash revenue	160,085	160,903	(818)	(0.5)%	138,032	140,388	(2,356)	(1.7)%
Total same-store expenses	65,926	64,583	1,343	2.1%	58,187	56,896	1,291	2.3%
Recurring NOI - cash	$ 94,159	$ 96,320	$ (2,161)	(2.2)%	$ 79,845	$ 83,492	$ (3,647)	(4.4)%
Recurring net margin - cash	58.8%	59.9%	(1.1)%		57.8%	59.5%	(1.7)%

*N/M - Not Meaningful